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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

           TYCO OBTAINS COMMITMENTS FOR $1.5 BILLION CREDIT FACILITY
        --ALSO REAFFIRMS GUIDANCE FOR THE FIRST QUARTER OF FISCAL 2003--
           --ADDS INTERCOMPANY GUARANTEES TO SUPPORT CREDIT RATING--

    PEMBROKE, BERMUDA--JANUARY 6, 2003--Tyco International Ltd. (NYSE--TYC, BSX--TYC, LSE--TYI) today announced that it has obtained commitment letters from various banks for a new $1.5 billion credit facility. Tyco expects the new credit facility to be in place prior to the February 2003 expiration of its existing 364-Day Credit Agreement. The commitments are subject to various conditions, including the absence of any material adverse change in Tyco's business, the absence of any downgrade in Tyco's credit ratings and successful completion of Tyco's privately placed debenture offering announced earlier today.

    Tyco has also reaffirmed its previously announced guidance for the first quarter of fiscal 2003. Earnings per share from continuing operations are expected to be in a range of 30 cents to 33 cents and free cash flow is expected to approximate $0 to $300 million. Tyco refers to the net amount of cash generated from operating activities, less capital expenditures, spending on the Tyco Global Network (TGN), changes due to the company's accounts receivable securitization program, and dividends, as "free cash flow." Free cash flow is not a substitute for cash flow from operating activities as determined in accordance with GAAP.

    Tyco further announced that in order to alleviate concerns that senior unsecured debt at Tyco's various holding companies would be structurally subordinate to claims by direct creditors of Tyco's operating subsidiaries, Tyco has agreed that its material operating subsidiaries will guarantee their pro rata share of finance subsidiary intercompany debt to Tyco International Group S.A. ("TIGSA"), a wholly owned subsidiary of Tyco, and TIGSA will guarantee Tyco's outstanding Zero Coupon Senior Liquid Yield Option Notes due 2020. Tyco expects the guarantees to be in place shortly.

ABOUT TYCO INTERNATIONAL LTD.

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD-LOOKING STATEMENTS

    This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.
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    More detailed information about these and other factors is set forth in
Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contact:  Walter Montgomery (Media)
       212-424-1314
       Kathy Manning (Investors)
       603-778-9700

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